                                                                   Exhibit 23.1


                      Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 333-06163 and 333-29103) pertaining to the 1995 Employee Stock Purchase Plan, 1995 Directors' Stock Option Plan, 1996 Stock Option Plan and 1996 Non-Executive Stock Option Plan, of our report dated December 22, 2000, with respect to the consolidated financial statements and schedules of Landec Corporation included in this Annual Report (Form 10-K) for the year ended October 29, 2000.

                                                          /s/ Ernst & Young LLP

San Francisco, California
January 24, 2001